EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of June 27, 1996, between Stanley B. Silver ("Executive") and THE CHILDREN'S PLACE RETAIL STORES, INC., a Delaware corporation ("Employer").

                                    SECTION 1
                             EMPLOYMENT OF EXECUTIVE

     1.01. Employer hereby agrees to employ Executive and Executive hereby agrees to be and remain in the employ of Employer upon the terms and conditions hereinafter set forth.

                                    SECTION 2
                                EMPLOYMENT PERIOD

     2.01. The terms of Executive's employment under this Agreement (the "Employment Period") shall commence on the date of this Agreement and shall continue unless terminated in accordance with the provisions of Section 5.

                                    SECTION 3

     3.01. Generally. During the Employment Period, Executive (i) shall be employed as President and Chief Operating Officer, (ii) shall serve as a member of the executive management committee of Employer, and (iii) shall devote his full attention and expend his efforts, energies and skills on a full-time basis to the business of Employer and other enterprises controlled by , or under common control with Employer (collectively, the "Company"). Without limiting the generality of the foregoing, Executive shall have all such duties and responsibilities customarily undertaken and performed by persons in his position in similar businesses to that of Employer. Executive's employment by Employer shall constitute his exclusive employment during the Employment period. In no event shall Executive serve as a director of any other business corporation or as a general partner of any partnership except with the prior approval of the Chief Executive Officer of Employer.

     3.02. Reporting. Executive shall report directly to the Chief Executive Officer of Employer. During the Employment Period, Executive will be subject to all of the policies, rules and regulations of which Executive is given notice applicable to senior executives of Employer and will comply with all directions and instructions of the Chairman of the Board and the Chief Executive Officer.

                                    SECTION 4
                                  COMPENSATION

     4.01 Compensation, Generally. For all services rendered and required to be rendered by covenants of, and restrictions imposed on, Executive under this Agreement, Employer shall pay to Executive during and with respect to the Employment Period, and Executive agrees to accept (in full payment) Base Salary and Performance Bonus, all as more fully described on Exhibit A (collectively, the "Compensation").

     4.02 Other Benefits. During the Employment Period, Executive shall be entitled to receive such benefits as are at least as favorable as those provided by the Employer to Employer's other senior executives (other than those benefits provided under or pursuant to separately negotiated individual employment agreements or arrangements) under any pension or retirement plan, stock purchase, stock option or stock ownership plan, disability plan or insurance, group life insurance, medical insurance, or other similar plan or program of Employer. Employer shall provide Executive with life insurance in such amount so that the annual premium relating to such life insurance shall not exceed $20,000. Executive's Base Salary shall constitute the compensation on the basis of which the amount of Executive's benefits under any such plan or program shall be fixed and determined.

     4.03 Expense Reimbursement. Employer shall reimburse Executive for all business expenses (other than expenses of the type for which an allowance is provided pursuant to the following sentence) reasonably incurred by him in the performance of his duties under this Agreement upon his presentation, not less frequently than monthly, of signed, itemized accounts of such expenditures all in accordance with Employer's procedures and policies as adopted and in effect from time to time and applicable to its employees of comparable status. Employer shall also provide Executive with an allowance of $833.33 each month during the Employment Period to cover expenses associated with Executive's ownership and operation of an automobile in connection with the business conducted by him.

     4.04. Vacations. Executive shall be entitled to four weeks vacation each year, which shall be taken at such time or times as shall not unreasonably interfere with Executive's performance of his duties under this Agreement.

                                    SECTION 5
                        TERMINATION OF EMPLOYMENT PERIOD

     5.01. Termination Without Cause. At any time during the Employment Period, by notice to the other, Employer or Executive may terminate Executive's employment under this Agreement without cause. Such notice shall specify the effective date of termination which in the case of termination by Executive shall not be less than 60 days after the date of such notice.

     5.02. By Employer: Cause. At any time during the Employment Period, by notice to Executive, Employer may terminate Executive's employment under this Agreement "for cause," effective immediately. Such notice shall specify the cause for termination. For the purposes of this Section 5.02, "for cause" means:

     (i) a breach by Executive of any of the material provisions of this Agreement that Executive fails to remedy or cease within 10 days after notice thereof to Executive;

     (ii) any conduct, action or behavior by Executive that has or may reasonably by expected to have a material adverse effect on the reputation of the Company or on Executive's reputation or that is not befitting of a senior executive of the Company; or

     (iii) the commission by Executive of an act involving moral turpitude or dishonesty, whether or not in connection with Executive's employment hereunder; or

     (iv) Executive shall have committed any act of fraud against the Employer or engaged in any other willful misconduct in connection with his duties hereunder; or

     (v) Executive shall have been convicted of a felony (other than a felony relating to motor vehicle laws); provided, however, that, in each case, an event giving rise to "Cause" shall not be finally determined to have occurred unless admitted to in writing by the Executive or set forth in a final determination of an arbitrator as provided in Section 10.04 hereof. Notwithstanding the foregoing, no Cause for termination shall be deemed to exist with respect to the Executive's acts described in clause (ii) above unless the Chief Executive Officer shall have given prior written notice to the Executive specifying the Cause with reasonable particularity and, within thirty (30) days after such notice, the Executive shall not have cured or eliminated the problem or thing giving rise to such Cause.

                                    SECTION 6
                            TERMINATION COMPENSATION

     6.01 Entitlement to Payment. (a) Subject to the provisions of Section 9.04, if Executive's employment hereunder is terminated pursuant to Section 5.01, at any time hereafter by the Employer, then Employer will pay to Executive an amount equal to the Base Salary for two years following such termination. (The amount to be paid pursuant to this Section 6.01 is referred to as the "Termination Compensation" and the period for which such compensation is to be paid is referred to as the ARelevant Period"). Such Termination Compensation shall be paid to Executive in equal consecutive monthly installments during the Relevant Period, with the first such installment paid on the first day of the month next following the effective date of termination of Executive's employment hereunder. Upon such termination, Executive shall also be entitled to any accrued but unpaid bonus compensation. In addition, during the Relevant Period, Executive shall be entitled to life insurance and medical benefits and all other benefits, referred to in Section 4.02.

     6.02. No Other Termination Compensation. Executive shall not be entitled to any benefit or compensation following termination of his employment hereunder, except as set forth in Section 6.01 and Section 8.01, if applicable. Notwithstanding anything to the contrary herein, upon Executive's death, permanent disability or termination by the Company without cause, the Company will comply with the applicable terms of the Stockholder's Agreement dated June 27, 1996.


                                    SECTION 7
                       LOCATION OF EXECUTIVE'S ACTIVITIES

     7.01. Principal Place of Business. Executives's principal place of business in the performance of his duties and obligations under this Agreement shall be in the New York metropolitan area, which includes West Caldwell, New Jersey. For so long as Employer's headquarters are located in the New York City metropolitan area, Executive's principal place of business shall be located at such headquarters. Notwithstanding anything to the contrary contained herein, if after a change of control or ownership of Employer as defined in Section 8, Executive is required to perform his duties from a location other than the New York City Metropolitan area, Executive may terminate his employment hereunder and such termination shall be deemed to be a termination by Employer without cause.

     7.02. Travel. Notwithstanding the provisions of Section 7.01, Executive will engage in such travel and spend time in other places as may be necessary or appropriate in furtherance of his duties hereunder.


                                    SECTION 8
                                CHANGE IN CONTROL

     8.01. Effect of Change in Control. If a Change in Control (as hereinafter defined) shall occur and Executive is terminated without cause, in addition to the payments in Section 6.01, all outstanding stock options under the stock option plan shall immediately vest.

     (a) As used in this Agreement, "Change in Control" means the occurrence during the Term of any of the following events:

     (i) The sale to any purchaser of (a) all or substantially all of the assets of the Employer or (B) capital stock representing more than 50% of the stock of the Employer entitled to vote generally in the election of directors of the Employer; or

     (ii) The merger of consolidation of the Employer with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the surviving or resulting corporation in such merger or consolidation is held, directly ir indirectly, in the aggregate by the holders immediately prior to such transaction of the outstanding securities of the Employer; or

     (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report or item therein), each promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d) (2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the voting stock of Employer; or

     ( iv ) Employer files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of Employer has occurred or will occur in the future pursuant to any then existing contract or transaction.


                                    SECTION 9
                      EXCLUSIVITY OF SERVICES, CONFIDENTIAL
                      INFORMATION AND RESTRICTIVE COVENANTS

     9.01. Exclusivity of Services. During the Employment Period and continuing through the second anniversary of the date in which Executive ceases to be an employee of the Company (the "Covenant Period"), Executive will not:

     (i) Promote, participate or engage in any business on behalf of any Direct Competitor of the Company, whether Executive is acting as owner, partner, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, consultant or in any other capacity whatsoever; provided, however, that this will not prevent Executive from holding for investment up to 1% of any class of stock or other securities quoted or dealt in on a recognized stock exchange or on Nasdaq. For purposes of this Section, a "Direct Competitor of the Company" means (a) The Gap, Inc. or any Person under common control with The Gap, Inc., (B) The Limited, Inc. or any Person under common control with The Limited, Inc., (c) Gymboree or Baby Superstore or any Person under common control with Gymboree or Baby Superstore, as the case may be, or (D) any Person engaged in the sale of children's apparel and who derives more than fifty percent of its gross revenues from the retail sales of children's apparel.

     (ii) Directly or indirectly employ (other than on behalf of the Company), solicit or entice away any director, officer or employee of the Company or any of its subsidiaries; or

     (iii) Take any action to interfere, directly or indirectly, with the goodwill of the Company or any of its subsidiaries, or induce or attempt to induce any Person doing business with the Company to cease doing business with the Company.

     9.02 Confidential Information During the Covenant Period Executive will not (except in furthernace of the Company's business or as required by law) furnish confidential information relating to the business or affairs of the Company, its subsidiaries or any Person having dealings therewith, or permit or encourage the use of such confidential information by another. During the Covenant Period, Executive will not use the name of the Company or its subsidiaries in the conduct of any business activities (except in furtherance of -the Company's business) or for Executive's personal use without the prior written consent of the Company.

     9.03. Mutually Non-Disparagement. Neither Executive nor Employer will make or authorize any public statement disparaging the other in its or his business interests and affairs. Notwithstanding the foregoing, neither party shall be ( i ) required to make any statement that it or he believes to be false or inaccurate, or (ii) restricted in connection with any litigation, arbitration or similar proceeding or with respect to its response to any legal process.

     9.04. Breaches of Provisions. If Executive breaches any of the provisions of this Section 9 then, and in any such event, in addition to other remedies available to Employer, Executive shall not be entitled to any Termination Compensation, if any, made to him hereunder prior to Employer's discovery of such breach.

                                   SECTION 10
                                  MISCELLANEOUS

     10.01. Notices. Any notice, consent, or authorization required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for or to whom intended, at the address of such party set forth below, by certified mail, postage paid, or at such other address as either party shall designate by notice given to the other in the manner provided herein.

If to Employer:          Attention: Steven Balasiano
                                    Vice President & General Counsel
                         The Children's Place Retail Stores, Inc.
                         1 Dodge Drive
                         West Caldwell, New Jersey 07006

With Copies to:          Ezra Dabah
                         CEO/ Chairman
                         The Children's Place Retail Stores, Inc.
                         1 Dodge Drive
                         West Caldwell, New Jersey 07006

If to Executive:         Stanley Silver
                         7 Manchester Court
                         Morristown, New Jersey 07960

     10.02. Taxes. Employer is authorized to withhold from payments made hereunder to Executive such amounts for income tax, social security, unemployment compensation and other judgement of Employer to comply with applicable laws and regulations.

     10.03. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed therein.

     10.04. Headings. All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

     10.05. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     10.06. Severability. If any provision of this Agreement or part thereof, is held to be unenforceable, the remainder of such provisions of this Agreement, as the case may be, shall nevertheless remain in full force and effect.

     10.07. Entire Agreement and Integration. This Agreement contains the entire agreement and understanding between Employer and Executive with respect to the subject matter hereof. Such agreement supersedes any prior agreement between the parties relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   THE CHILDREN'S PLACE RETAIL STORES, INC.


                                   By: /s/ Seth Udasin
                                           Asst. Sec.

                                    EXHIBIT A
                                  COMPENSATION

     1. BASE SALARY: At the initial rate of $320,000 per year, payable in equal installments not less frequently than monthly during each year of the Employment Period. Base Salary shall be subject to annual review on each November, as the Board may determine.

     2. PERFORMANCE BONUS: Following each Bonus Period (as defined below), Executive shall be entitled to receive a Performance Bonus based upon the Earnings of Employer during such Bonus Period. The Performance Bonus for each such Period will be payable within 90 days after the end of such period. The amount of the Performance Bonus for each Bonus Period will be equal to a product equal to (a) Employee's semi-annual Base Salary, times (b) 40%, times (c) the Bonus Percentage (as hereinafter defined). The following provisions shall apply to determinations relating to Performance Bonus.

     "Bonus Percentage" shall mean, for each Bonus Period, a percentage for such period that is determined based upon Earnings in accordance with a schedule adopted by the Board for all senior executives prior to commencement of such period or as soon thereafter as possible, except that the Bonus percentage shall be (a) not less than 20% nor ( b ) more than 200% for any Bonus Period.

     "Bonus Period" shall mean each of the two periods of approximately six months duration within each fiscal year of the Employer, one beginning on the first day of the fiscal year and ending on this Saturday on or nearest (whether following or preceding) July 31, of the calender year in which it commenced, and the other beginning on the Sunday following such Saturday and ending on the last day of such fiscal year.

     "Earnings" shall mean, for each Bonus Period, the net income before interest and taxes of Employer for such period, but excluding extraordinary items, as determined in accordance with generally accepted accounting principles. The amount of Earnings shall be determined by Employer, with respect to the Bonus Period ending on approximately July 31st of each year. Such determination shall be delivered to Employee and shall be final and binding unless within 20 days after delivery notice is given by Employee of his objection to any specific aspect of such determination; any item not objected to shall be final and binding. Employer and Employee shall then discuss any item objected to and their written determination with respect to that item shall be final and binding on Employer and Employee. If they are unable to reach a written determination within 30 days after the notice of objection has been given, the dispute shall be referred to Employer's independent accountants. The accountants shall as soon as practicable thereafter determine the disposition of any disputed item and shall set forth their determination in a written report to be given to Employer and Employee. The determination by the independent accountants of any disputed item (as set forth in their written report) shall be final and binding on the parties. The amount of earnings shall be determined by the independent accounting firm then retained by Employer as its independent auditors, with respect to the Bonus Period ending on the last date of Employer's fiscal year, and the determination of such firm shall be final and binding in the absence of manifest error.